EXHIBIT 16.1



October 27, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  El Capitan Precious Metals, Inc.

We have read the statements that we understand El Capitan Precious Metals, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.01.


/s/ GELFOND HOCHSTADT PANGBURN, P.C.


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